Exhibit 99.1

Q2Earth Changes Name to QSAM Biosciences, Inc.;

Will Commence Trading Under Symbol QSAM in 20 Business Days

Palm Beach, FL; September 10, 2020 – Q2Earth Inc. (OTCQB: QPWRD) announced today that it has filed an amendment to its Certificate of Incorporation and has received FINRA approval to change the company’s name to QSAM Biosciences, Inc., and will commence trading under the new stock symbol QSAM within 20 business days. The company has also enacted a 25:1 reverse stock split effective today and increased its authorized common stock to 300 million shares, as approved by its stockholders in January 2020.

The name change to QSAM Biosciences is meant to reflect the new direction of the company, after securing the exclusive, worldwide rights to a clinical stage novel radiopharmaceutical called CycloSam® which is meant to treat different types of bone cancer and related diseases. This nuclear technology was developed by IsoTherapeutics Group, LLC, whose founders created Quadramet®, one of the first FDA approved and commercially available radiopharmaceuticals. CycloSam is expected to go into Phase 1 clinical trials in Q1 2021, and has already been used successfully in one human trial this past summer.

“The next several months for QSAM will be very exciting as we prepare for and expect to commence human trials of CycloSam, including treatment of a rare and devastating form of pediatric bone cancer called osteosarcoma. We look forward to securing additional strategic partnerships, building our team and expanding our test sites as we push towards clinical trials early next year. QSAM Biosciences is more than just a new name, but a whole new mission for this company in the treatment of cancer,” stated Douglas Baum, a company Director and President and CEO of the company’s wholly subsidiary QSAM Therapeutics.

Stockholders will not need to do anything in connection with the reverse stock split. Any fractional share has been rounded up to the nearest whole share. The company plans to transfer its remaining compost and soil technology assets over the following month in exchange for the elimination of a material portion of its debt.

About QSAM: QSAM Bioscience, Inc. (f/k/a Q2Earth. Inc.) holds the worldwide license for CycloSam® (Samaium-153 DOTMP), a clinical stage novel radiopharmaceutical meant to treat different types of bone cancer and related diseases. This nuclear technology uses low specific activity Samarium-153 (resulting in far less europium) and DOTMP, a chelator which is believed to eliminate off-target migration and targets high bone turn over making it an ideal agent to treat osteosarcoma, bone metastases and to perform bone marrow ablation. Sm-153 DOTMP has been cleared by the FDA under an investigator initiated IND to commence human dosing of cancer patients.

Legal Notice Regarding Forward-Looking Statements: This news release contains “Forward-looking Statements”. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to our ability to fully commercialize our technology, risks associated with changes in general economic and business conditions, actions of our competitors, the extent to which we are able to develop new products and markets, the time and expense involved in such development activities, the ability to secure additional financing, the ability to consummate acquisitions and ultimately integrate them, the level of demand and market acceptance of our products, and changes in our business strategies. This is not an offering of securities and securities may not be offered or sold absent registration or an applicable exemption from the registration requirements

Contact

Christopher Nelson

cnelson@q2earth.com